UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2004

Harley-Davidson Motorcycle Trust 2004-2

(Exact name of registrant as specified in its charter)

Delaware	333-98975-02	20-6194592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-0001
(Address of principal executive offices)		(Zip Code)

(302) 651-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events

In connection with the issuance by Harley-Davidson Motorcycle Trust 2004-2 (the “Trust”) of Motorcycle Contract Backed Notes pursuant to the Prospectus dated May 19, 2004 and the Prospectus Supplement dated May 19, 2004 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5), Harley-Davidson Customer Funding Corp. is filing the exhibits listed below to this Current Report on Form 8-K which are incorporated by reference herein.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements:  None.

(b)  Pro Forma Financial Information:  None.

(c)  Exhibits:

Exhibit No.	Document
4.1	Conformed copy of the Trust Agreement dated as of May 1, 2004 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)

4.2	Conformed copy of the Indenture dated as of May 1, 2004 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)

10.1	Conformed copy of the Transfer and Sale Agreement dated as of May 1, 2004 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC

10.2	Conformed copy of the Sale and Servicing Agreement dated as of May 1, 2004 by and among the Trust, CFC, HDCC and the Indenture Trustee

10.3	Conformed copy of the Administration Agreement dated as of May 1, 2004 by and among the Trust, HDCC, CFC and the Indenture Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON MOTORCYCLE TRUST 2004-2

	By:	Harley-Davidson Credit Corp.,
as Administrator

	By:	/s/ Perry A. Glassgow
Perry A. Glassgow
Treasurer

June 7, 2004

EXHIBIT INDEX

Exhibit No.	Document
4.1	Conformed copy of the Trust Agreement dated as of May 1, 2004 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)

4.2	Conformed copy of the Indenture dated as of May 1, 2004 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)

10.1	Conformed copy of the Transfer and Sale Agreement dated as of May 1, 2004 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC

10.2	Conformed copy of the Sale and Servicing Agreement dated as of May 1, 2004 by and among the Trust, CFC, HDCC and the Indenture Trustee

10.3	Conformed copy of the Administration Agreement dated as of May 1, 2004 by and among the Trust, HDCC, CFC and the Indenture Trustee